EXECUTION VERSION
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                          FIRST PREFERRED SHIP MORTGAGE
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                                 (UNITED STATES)

         THIS FIRST PREFERRED SHIP MORTGAGE (hereinafter called the "Mortgage") effective May 19, 2005, is granted by MATSON NAVIGATION COMPANY, INC., a
Hawaiian corporation, with its principal place of business at 555 12th Street, Oakland, California 94607 (the "Owner") in favor of THE PRUDENTIAL INSURANCE
                                -----
COMPANY OF AMERICA, a New Jersey corporation, with an office at 4 Embarcadero Center, Suite 2700, San Francisco, California 94111, as collateral agent for itself and the other Purchasers party to the Note Agreement referred to below (hereinafter, together with its successors and assigns, called the "Mortgagee").
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Capitalized terms which are used herein without definition and which are defined in the Note Agreement referred to below shall have the same meanings herein as in the Note Agreement.

                                 W H E R E A S:

         WHEREAS, the Owner is the sole owner of the whole of the M.V. MANULANI, Official Number 1168529 (the "Vessel");
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         WHEREAS, pursuant to the terms of that certain Amended and Restated
Note Agreement, dated May 19, 2005 (hereinafter, as amended and supplemented
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from time to time, the "Note Agreement," a copy of which is attached hereto as
                        --------------
Exhibit 1 (without exhibits) and incorporated by reference herein, with the same
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force and effect as if fully set forth herein), by and among the Owner and the persons named in the Purchaser Schedule attached thereto as the holders or purchasers of certain Notes of the Owner (collectively the "Purchasers"),
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certain Purchasers have agreed to extend additional credit to the Owner (subject to the conditions set forth in the Note Agreement) in the principal sum of One Hundred and Five Million Dollars ($105,000,000), and certain Purchasers have agreed that existing indebtedness of the Owner in the principal sum of $15,000,000 will hereafter be outstanding under the Note Agreement and shall be secured hereby, all of which the Owner has agreed to repay pursuant to the terms stated therein;

         WHEREAS, it is a condition precedent to the Purchasers' extending credit to the Owner under the Note Agreement that the Owner execute and deliver this Mortgage to the Mortgagee; and

         WHEREAS, the Owner, in order to secure the payment of the Notes, and such additional sums as the Owner may be obligated to pay under the covenants, terms and conditions contained in the Note Agreement, the Notes, and this Mortgage, and in order to secure the performance and observance of and compliance with all agreements, covenants, terms and conditions contained in the Note Agreement, the Notes, and this Mortgage, has duly authorized the execution and delivery of this Mortgage under and pursuant to Chapter 313 of Title 46 United States Code in favor of the Mortgagee;

         NOW, THEREFORE, in consideration of the premises and of the extension of credit as above recited, and of other good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged, and in order to secure the payment and performance of the Notes (including the principal thereof and interest thereon, and Yield Maintenance Amount, if any, with respect thereto), and such additional sums as the Owner may be obligated to pay under the agreements, covenants, terms and conditions contained in the Note Agreement and this Mortgage, and in order to secure the performance and observance of and compliance with all the agreements, covenants, terms and conditions contained in the Note Agreement, the Notes, this Mortgage, and the other Transaction Documents (collectively, the "Obligations"), the Owner has granted, conveyed, mortgaged, pledged, assigned, transferred, set over and confirmed and does by these presents grant, convey, mortgage, pledge, assign, transfer, set over and confirm unto the Mortgagee, its successors and assigns, all of the following described property: the whole of the Vessel, together with her engines, boilers, machinery, boats, anchors, cables, chains, rigging, tackle, apparel, furniture, equipment (including all sonar, global positioning system, and navigational equipment), spare parts and gear and all other appurtenances thereunto appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and any and all additions, improvements and replacements hereafter made in, on or to said vessel, or any part thereof, or in or to the equipment and appurtenances aforesaid, all the foregoing being included in the term "Vessel" as used herein.
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         TO HAVE AND TO HOLD all and singular the above mortgaged and described property unto the Mortgagee, and its successors and assigns to its, and to its successors' and assigns' own use, benefit and behoof, forever; upon the terms herein set forth for the enforcement of the payment of the Obligations in accordance with the terms of the Note Agreement and the Notes and to secure the performance and observance of, and compliance with, all agreements, covenants, terms and conditions contained in this Mortgage;

         PROVIDED ONLY, and the condition of these presents is such, that if the Owner, or their respective successors or assigns, shall fully discharge the Obligations, including, without limitation, the irrevocable payment in full in cash of all of the indebtedness evidenced by the Notes and all interest, expenses and fees thereon, and all Yield Maintenance Amounts, if any, with respect thereto, and all other such sums as may hereafter become secured by this Mortgage and shall perform, observe and comply with all agreements, covenants, terms and conditions in this Mortgage, expressed or implied, to be performed, observed or complied with by and on the part of the Owner, then these presents and the rights hereunder shall cease, determine and be void, and otherwise shall be and remain in full force and effect.

         IT IS HEREBY COVENANTED, DECLARED AND AGREED that the Vessel is to be held subject to the further covenants, conditions, provisions, terms and uses hereinafter set forth:

                                    ARTICLE I
             REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OWNER

         The Owner represents to, and covenants and agrees with, the Mortgagee as follows:

         ss.1.1. Performance. The Owner will observe, perform and comply with
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all the covenants, terms and conditions herein and in the Note Agreement and the
Notes, expressed or implied, on its part to be observed, performed or complied with and will pay the Obligations including, without limitation, its indebtedness as set forth in the Note Agreement and the Notes and interest thereon in accordance with the terms thereof.

         ss.1.2. Authorization; Citizenship. The Owner was duly organized and is
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now validly existing as a corporation under the laws of the State of Hawaii with a principal place of business at 555 12th Street, Oakland, California 94607. The Owner is now and shall remain a citizen of the United States as defined in
Section 2 of the Shipping Act, 1916, as amended, qualified to own and operate vessels in the coastwise trade. The Owner shall maintain in full force and effect the Vessel's Certificate of Documentation. The Owner is duly authorized to mortgage the Vessel to the Mortgagee; all corporate action of the Owner necessary for the execution and delivery of this Mortgage has been duly and effectively taken; and this Mortgage in the hands of the holder thereof is the valid and enforceable obligation of the Owner in accordance with its terms.

         ss.1.3. Title. The Owner lawfully owns and is lawfully possessed of the
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Vessel, free from any lien, encumbrance, security interest or charge of any kind
(except the lien of this Mortgage, liens for wages of the crew, including the Master of the Vessel, relating to the current voyage, for wages of stevedores when employed directly by the Vessel or for general average or salvage, other statutory liens that by law have priority over this Mortgage, liens covered by valid policies of insurance held by the Mortgagee and meeting the requirements of ss.1.13 hereof, and liens not covered by insurance incurred in the ordinary course of business; provided, in each case, that such lien does not pose a
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significant risk of sale, forfeiture, or loss of the Vessel (any such lien, a
"Permitted Lien")); and the Owner warrants, and will defend the title and
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possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whosoever.

         ss.1.4. First Preferred Mortgage. The Owner will, at its expense and at
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no cost to the Mortgagee, comply with and satisfy all the provisions of Chapter
313 of Title 46 United States Code in order to establish, record and maintain this Mortgage as a first preferred ship mortgage upon the Vessel, and will do all such other acts and execute all such instruments, deeds, conveyances, mortgages and assurances as the Mortgagee shall reasonably require in order to subject the Vessel to the lien of this Mortgage as aforesaid.

         ss.1.5. Operation. The Owner will at all times operate the Vessel in
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compliance in all respects with all governmental rules, regulations and requirements, applicable to the Vessel (including without limitation, all requirements of the Shipping Act, 1916, as amended; the Merchant Marine Act, 1920, as amended; the International Convention for the Safety of Life at Sea ("SOLAS"), 1974; and the International Convention on Standards of Training,
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Certification and Watchkeeping for Seafarers, 1978) and in compliance in all material respects with all rules, regulations and requirements of the American Bureau of Shipping (or other classification society of like standing satisfactory to the Mortgagee). The Owner will neither cause nor permit the Vessel to be operated in any manner contrary to the applicable law or to carry any cargo that will expose the Vessel to penalty, forfeiture or capture and will not do or suffer or permit anything to be done which can or might adversely affect the documentation of the Vessel under the laws and regulations of the United States of America and will at all times keep the Vessel duly documented thereunder; provided, however, that the foregoing provisions of this ss.1.5
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shall not apply to the extent the Owner is prevented from complying therewith during any period in which (i) there has been a loss with respect to the Vessel (other than an Event of Loss) and the Owner shall not have had a reasonable time to repair the same, or (ii) the use of the Vessel has been requisitioned by any governmental entity.

         ss.1.6. Government Assessments. The Owner will pay and discharge or
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cause to be paid and discharged, when due and payable from time to time, all taxes, assessments, governmental charges, fines and penalties imposed on the Vessel or any income therefrom and all lawful claims which if unpaid might become a lien or charge upon the Vessel, except that it shall be entitled to contest any such taxes, assessments, governmental charges, fines and penalties in good faith; provided, it obtains a bond, or an insurance underwriter's letter
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of undertaking or sets aside on its books adequate reserves with respect thereto.

         ss.1.7. Permitted Liens. Neither the Owner, the Master of the Vessel,
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any charterer nor any other person has or shall have any right, power or authority to suffer to continue, create, incur or permit to be placed or imposed upon the Vessel any liens, encumbrance, security interest or charge whatsoever other than Permitted Liens.

         ss.1.8. Notice of Mortgage. The Owner will carry or cause to be carried
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a properly certified copy of this Mortgage on board the Vessel with the Vessel's documents and will cause such certified copy and the Vessel's documents to be exhibited to any and all persons having business with the Vessel which might give rise to a maritime lien thereon or to any sale, conveyance, mortgage or lease thereof, and to any representative of the Mortgagee; and will cause to be placed and kept prominently displayed in the chart room and in the Master's cabin of the Vessel a notice, framed under glass, printed in plain type of such size that the paragraph of reading matter shall cover a space not less than six inches wide and nine inches high, reading as follows:

                     NOTICE OF FIRST PREFERRED SHIP MORTGAGE

         This Vessel is owned by Matson Navigation Company, Inc. and is subject to a First Preferred Ship Mortgage in favor of The Prudential Insurance Company of America, as Collateral Agent for itself and certain other lenders, as Mortgagee, under authority of Chapter 313 of Title 46 United States Code. Under the terms of said Mortgage, neither the Owner of this Vessel, nor anyone on the Owner's behalf, nor any charterer, nor the Master, nor any other person has any right, power or authority to create, incur or permit to be placed or imposed upon this Vessel, any lien whatsoever, other than the lien of said Mortgage and liens for wages of crew or the Master of this Vessel arising from the current voyage, for wages of stevedores when employed directly by this Vessel, or for general average or salvage.

         ss.1.9. Removal of Liens. If a notice of claim of lien is recorded
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against the Vessel, or a libel is filed against the Vessel, or the Vessel is attached, levied upon, or taken into custody, the Owner will promptly notify the Mortgagee thereof by telecopy or telex, confirmed by letter; and within seven
(7) days of such recording, filing, attachment, levy, or taking, will cause a certificate of discharge to be recorded in the case of any such recording of notice of claim or will cause the Vessel to be released in the case of any such attachment, levy or other taking into custody and will cause all liens thereon relating to such recording, libel, attachment, levy or other taking into custody to be discharged and will promptly notify the Mortgagee thereof.

         ss.1.10. Condition and Maintenance of the Vessel. Upon the delivery of
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the Vessel by the Builder to the Owner, the Vessel shall be tight, staunch and strong and well and sufficiently tackled, appareled, furnished and equipped and in all respects seaworthy (it being understood, for the avoidance of doubt, that the Owner makes no covenant as to seaworthiness after such delivery). The Owner will at all times and without cost and expense to the Mortgagee (a) maintain and preserve or cause to be maintained and preserved the Vessel in good running order and repair, and will cause all equipment and parts thereof which become worn out, broken or damaged to be repaired or replaced, (b) will keep the Vessel, or cause the Vessel to be kept, in such condition as will entitle the Vessel to the highest class and rating for vessels of the same age and type by the American Bureau of Shipping (or other classification society of like standing satisfactory to the Mortgagee), without recommendation affecting class, and annually, together with the delivery of financial statements under paragraph 5A(ii) of the Note Agreement, will furnish to the Mortgagee a certificate or certificates of such society that such classification is maintained, and to be covered by and operated in compliance with a valid Coast Guard Certificate of Inspection, and (c) furnish to the Mortgagee copies of all material damage reports and required periodic class surveys made by the American Bureau of Shipping (or other classification society of like standing satisfactory to the Mortgagee). Notwithstanding the preceding sentence, if at any time the Vessel shall fail to meet such standards, the Owner shall not be in breach of this ss.1.10; provided, such failure is cured within the time prescribed by the
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American Bureau of Shipping or such other classification society for curing such condition, or such failure occurs during any period in which (i) there has been a loss with respect to the Vessel (other than an Event of Loss) and the Owner shall not have had a reasonable time to repair the same, or (ii) the use of the Vessel has been requisitioned by any governmental entity that does not permit the Owner to maintain the classification and rating of the Vessel. The Vessel shall, and the Owner covenants that it will, at all times comply with all applicable United States law, treaties and conventions, and rules and regulations issued thereunder, and shall have on board, when required thereby, valid certificates showing compliance therewith. The Owner will not make, or permit to be made, any substantial change in the structure, type, speed, or propulsion of the Vessel that would diminish the value of the Vessel.

         ss.1.11. Access. Except during the continuance of any event of default
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under this Mortgage, the Note Agreement, or the Notes, or an event that, with the giving of notice or the lapse of time, or both, would constitute an event of default under this Mortgage, the Note Agreement or the Notes, the Owner will, at a reasonable time during each calendar year, afford the Mortgagee or its authorized representatives, at the Mortgagee's expense, full and complete access to the Vessel where the same shall be located at the time for the purpose of inspecting the same and its cargoes and papers. During the continuance of an event of default under this Mortgage, the Note Agreement, or the Notes, or an event that, with the giving of notice or the lapse of time, or both, would constitute an event of default under this Mortgage, the Note Agreement or the Notes, the Owner will at all reasonable times afford the Mortgagee or its authorized representatives, at the Owner's expense, full and complete access to the Vessel where the same shall be located at the time for the purpose of inspecting the same and its cargoes and papers. At all reasonable times, the Owner, at the request of the Mortgagee, will deliver for inspection copies of any and all contracts and documents relating to the Vessel, whether on board or not.

         ss.1.12. Sale or Other Disposition of the Vessel. (a) The Owner will
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not sell, mortgage, or transfer the Vessel, unless prior to or concurrently therewith all Notes shall have been prepaid in full in accordance with paragraph 4B of the Note Agreement.

         (b) The Owner will not charter the Vessel to, or permit the Vessel to serve under any contract of affreightment with, a person included within the definition of "designated foreign country" or a "national" of a "designated foreign country" in the "Foreign Assets Control Regulations" or "Cuban Assets Control Regulations" of the United States Treasury Department, 31 C.F.R. Chapter V, as amended, within the meaning of said regulations or of any regulation, interpretation or ruling issued thereunder.

         (c) (i) The Owner shall not enter into any demise, bareboat or time charter with any entity unless (i) the charter is subject to and subordinate to the rights of the Mortgagee under this Mortgage, and, (ii) in the case of charters in excess of one year, the charter contains the following provision:

                  "This Charter is subject and subordinate to a First Preferred Ship Mortgage in favor of The Prudential Insurance Company of America, as Mortgagee, and to each of the rights and remedies of said Mortgagee under said Mortgage and shall be terminable at the option of said Mortgagee in the event of the foreclosure of said Mortgage by said Mortgagee, which option shall be exercisable by the Mortgagee within thirty (30) days of such foreclosure; provided, the Mortgagee has actual
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                  knowledge of such charter."

         (ii) The Owner shall, within ten (10) calendar days of entering into such charter in excess of a year transmit a copy of the charter to the Mortgagee.

         ss.1.13. Insurance. At all times while and so long as this Mortgage
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shall be outstanding:

         (a) The Owner will, at its own expense insure the Vessel and keep the same insured (in lawful money of the United States) for hull and machinery, employer's liability, pollution liability, war risk, and against protection and indemnity risks, generally insured against by prudent companies engaged in the same or similar business, in such form, and with such financially sound and reputable insurance companies, underwriters, funds, mutual insurance associations or clubs, acceptable to the Mortgagee, as shall be necessary for the protection of the Mortgagee and in accordance with the provisions of this ss.1.13; provided, that the Mortgagee in the exercise of its reasonable
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discretion may from time to time require such other or additional insurance as is then being obtained by prudent shipowners generally.

         (b) The Owner will furnish to the Mortgagee, concurrently with the execution hereof and thereafter together with the delivery of financial statements under paragraph 5A(ii) of the Note Agreement, a certificate signed by its chief financial officer setting forth the terms and conditions of the insurances, including the amount and scope of coverage, deductibles, identity of underwriters and share of placement by each underwriter with respect to the insurance carried and maintained on the Vessel together with a statement that the insurance coverages in place and the amount thereof are prudent and reasonable taking into account existing industry practices, the operating area and operation of the Vessel and the risks associated with such operations, and that such insurance is in compliance with the provisions of this ss.1.13. The Owner will advise the Mortgagee promptly of any lapse of any such insurance by expiration, failure to renew or otherwise and of any default in payment of any premium, whether for new insurance or for insurance replacing, renewing or extending existing insurance, and of any other act or omission on the part of the Owner which might invalidate or render unenforceable, or cause the lapse of or prevent the renewal or extension of, in whole or in part, any insurance on the Vessel. The Owner will furnish or cause to be furnished to the Mortgagee, from time to time, upon request, detailed information with respect to any insurance carried or maintained on the Vessel pursuant to the requirements of this ss.1.13. The Owner will also advise the Mortgagee, at least fourteen (14) Business Days prior to the expiration date of any insurance carried pursuant to this Mortgage, that such insurance has been renewed or replaced with new insurance which complies with the provisions of this ss.1.13 and such advice shall be in the same detail in respect to such renewed or replacement insurance as is required in respect of insurance described in the aforesaid certificate.

         (c) Until otherwise required by the Mortgagee, the protection and indemnity, hull and machinery insurance required by this ss.1.13 may be on the American Institute or London Institute forms current at the time such insurance takes effect. Protection and indemnity insurance in respect to the Vessel shall be by entry per club rules in a United States or British mutual insurance association or placed with underwriters acceptable to the Mortgagee and shall include pollution liabilities (including coverage for third party claims, statutory and governmental cleanup liabilities, penalties and fines in the minimum amount for any one occurrence of $500,000,000). The deductibles and franchises for all types of insurance shall not exceed $2,500,000 per occurrence. For the purposes of insurance against total loss, the Vessel shall be insured for and valued at an amount at least equal to 110% of the aggregate unpaid principal amount of the Notes.

         (d) All insurance shall be taken out in the names of the Owner and the Mortgagee as their respective interests may appear; the policies or certificates shall provide that there shall be no recourse against the Mortgagee for payment of premiums, assessments, or club calls; all insurance shall provide for at least fourteen (14) Business Days' prior notice to be given to the Mortgagee by the underwriters in event of cancellation or any material change in coverage, except for protection and indemnity insurance, which shall provide for at least fourteen (14) Business Days' prior notice to be given to the Mortgagee.

         (e) All hull and machinery insurance policies or certificates shall provide that losses thereunder shall be payable to the Mortgagee except to the extent otherwise provided below, and all insurance moneys received by the Mortgagee shall be distributed as provided below in this ss.1.13. However, the policies or certificates may provide that unless the underwriters shall have been otherwise instructed by notice in writing from the Mortgagee:

                  (i) any loss under any insurance on the Vessel with respect to protection and indemnity or collision liability risks may be paid directly to the person to whom any liability covered by such insurance has been incurred, or to the Owner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance; provided, that
                                                                  --------
         in the latter event the underwriter shall have first received evidence that the liability insured against has been discharged; and

                  (ii) in the case of any loss (other than a loss covered by subparagraph (i) above in this paragraph (e) or by paragraph (f) of this ss.1.13) under any insurance with respect to the Vessel involving any damage to or liability of the Vessel, the underwriters may pay directly for the repair, salvage, liability or other charges involved, or, if the Owner shall have first fully repaired the damage and paid the cost thereof or discharged the liability or paid other charges and the underwriters shall have first received evidence thereof, may pay the Owner as reimbursement therefor; provided, however, that (a) if
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         such damage involves a loss in excess of Two Million Five Hundred
         Thousand Dollars ($2,500,000), the underwriters shall not make such payment without first obtaining the written consent of the Mortgagee, and (b) no payment shall be made to the Owner if there shall have occurred an event of default under this Mortgage, the Note Agreement or the Notes or an event that, with the giving of notice or the lapse of time, or both, would constitute an event of default under this Mortgage, the Note Agreement or the Notes. Any loss which is paid to the Mortgagee but which should have been paid, in accordance with the provisions of this paragraph, directly to the Owner, shall be paid by the Mortgagee to or as directed by the Owner, but only if there shall not have occurred any event of default under this Mortgage, the Note Agreement or the Notes, or any event that, with the giving of notice or lapse of time, or both, would constitute an event of default under this Mortgage, the Note Agreement or the Notes. In the event of a loss referred to in clause (a) of the first sentence of this subparagraph
         (ii), and if there is no event of default under this Mortgage, the Note Agreement or the Notes, or any event that, with the giving of notice or lapse of time, or both, would constitute an event of default under this Mortgage, the Note Agreement or the Notes, the Mortgagee shall, if requested by the Owner in writing, consent that the underwriters pay directly for repairs, liabilities, salvage claims or other charges and expenses covered by the policies, or if the Owner certifies to the Mortgagee (such certificate to be accompanied by written confirmation by the underwriter or a surveyor or adjuster), that all known damage with respect to the particular loss has been repaired and the cost of such liabilities, salvage claims, or other charges and expenses discharged or paid, consent that the underwriters reimburse the Owner therefor and consent that the underwriters pay any balance to the Owner.

         (f) If there is an Event of Loss, all amounts payable therefor shall be paid to the Mortgagee and shall be applied in accordance with paragraph 7A of the Note Agreement.

         (g) Upon request of the Mortgagee, the Owner shall deliver to the Mortgagee certified copies of all cover notes, binders and certificates of entry in protection and indemnity associations, and all endorsements and riders amendatory thereof in respect of insurance maintained under this Mortgage.

         (h) The Owner agrees that it will not do any act, or voluntarily suffer or permit any act to be done, whereby any insurance required hereunder shall or may be suspended, impaired or defeated and will not suffer or permit the Vessel to engage in any voyage or to carry any cargo not permitted under the policies of insurance in effect, without first covering the Vessel with the usual and customary insurance for such voyage or the carriage of such cargo.

         (i) In the event that any claim or lien is asserted against the Vessel for loss, damage or expense which is covered by insurance hereunder, and it is necessary for the Owner to obtain a bond or supply other security to prevent the arrest of the Vessel or to release the Vessel from arrest on account of such claim or lien, the Mortgagee may, in its sole discretion, and upon notice to the Owner, assign to any person, firm or corporation executing a surety or guarantee bond or other agreement to save or release the Vessel from such arrest, all right, title and interest of the Mortgagee in and to said insurance covering said loss, damage or expense, as collateral security to indemnify such person, firm or corporation against liability under said bond or other agreement.

         ss.1.14. Reimbursement. The Owner will, upon demand therefor, pay or
                  -------------
reimburse the Mortgagee, with interest at the rate for overdue amounts due on the Series A Notes, for: (i) any and all expenses or expenditures which the Mortgagee may from time to time incur or make in connection with insurance premiums, discharge or purchase of any lien, libel or seizure of the Vessel, taxes, dues, assessments, governmental charges, fines and penalties, repairs, reasonable attorneys' fees and any other expenses or expenditures which the Owner is obligated herein to incur or make, but fails to incur or make; and (ii) all costs, fees and expenses suffered, incurred or made by the Mortgagee in exercising, protecting or pursuing its rights or remedies under this Mortgage (including, but not limited to, expenses of any sale or taking of the Vessel, reasonable attorneys' fees and court costs). Such obligation of the Owner to reimburse the Mortgagee shall be an additional indebtedness due from the Owner, secured by this Mortgage, and shall be payable by the Owner on demand. The Mortgagee, though privileged so to do, shall be under no obligation to the Owner or to any other person to incur or make any such expenses or expenditures, nor shall the incurring or making thereof relieve the Owner of any default in that respect.

                                   ARTICLE II
                         EVENTS OF DEFAULT AND REMEDIES

         ss.2.1. Events of Default. Subject to paragraph 7A(v) of the Note
                 -----------------
Agreement, the Owner shall be in default hereunder upon the happening of any one or all of the following events or conditions (each an "event of default"):

         (a) any Event of Default (as defined in the Note Agreement) shall have occurred and be continuing; or

         (b) default shall be made in the due and punctual observance or performance of any of the provisions of this Mortgage, provided, however, that
                                                       --------  -------
in the case of the provisions of ss.ss.1.5 and 1.10 of this Mortgage, such default (i) shall be material and the Owner shall have failed, within thirty
(30) days of receiving actual knowledge of the same, either to cure such default or to commence taking such action with respect thereto as shall be required by relevant law or governmental agencies having jurisdiction or shall thereafter fail diligently to pursue such cure or actions, or (ii) shall impair the Owner's performance of its obligations under this Mortgage or the Note Agreement; or

         (c) the Certificate of Documentation of the Vessel is subject to invalidity, revocation, or cancellation for any reason whatsoever; or

         (d) the Owner or any charterer shall abandon the Vessel; or

         (e) the Owner or any demise charterer shall cease to be a citizen of the United States under Section 2 of the Shipping Act, 1916, as amended, qualified to own and operate vessels in the coastwise trade.

         If any event of default as specified herein shall have occurred and be continuing, then and in each and every such case the Mortgagee shall have the right to:

                  (1) Exercise all of the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of Chapter 313 of Title 46 United States Code and all acts amendatory thereof and supplemental thereto, or to creditors, mortgagees, or secured parties by the applicable law of any other jurisdiction;

                  (2) Bring suit at law, in equity or in admiralty to recover judgment for any and all outstanding Obligations or any sum secured by this Mortgage, or otherwise, and collect the same out of any and all property of the Owner whether covered by this Mortgage or otherwise;

                  (3) Take and enter into possession of the Vessel, at any time, wherever the same may be, without legal process and without being responsible for loss or damage; and the Owner or other person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Vessel, and the Mortgagee may, without being responsible for loss or damage, hold, lay up, lease, charter, operate or otherwise use the Vessel, for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain, compromise and sue for all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of the Vessel, including any amounts payable in respect of any insurance in connection with the Vessel, from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from the sale thereof by court proceedings or pursuant to subparagraph (4) next following, all costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given to take the Vessel, the Mortgagee shall have the right to dock the Vessel for a reasonable time at any dock, pier or other premises of the Owner without charge, or to dock it at any other place at the cost and expense of the Owner;

                  (4) Take and enter into possession of the Vessel, at any time, wherever the same may be, without legal process, and if it seems desirable to the Mortgagee and without being responsible for loss or damage, sell the Vessel at public or private sale, at any place and at such time as the Mortgagee may deem advisable, free from any claim by the Owner in admiralty, in equity, at law or by statute. In the case of a public sale, the Mortgagee shall give notice of the time and place of the sale with a general description of the property in the following manner:

                            (i) by publishing such notice for ten (10)
                  consecutive days in a daily newspaper of general circulation published in the home port and the places of sale of the Vessel; and

                           (ii) by mailing a similar notice to the Owner at
                  least ten (10) days prior to the date fixed for such sale.

         In the event that the Vessel shall be offered for sale by a private sale, no newspaper publication of notice shall be required, but the Mortgagee shall mail written notice of sale to the Owner at least ten
         (10) days prior to the date fixed for entering into the contract of sale. The Mortgagee may, without notice or publication, adjourn any public or private sale or cause such sale to be adjourned from time to time by announcement at the time and place fixed for sale or for entering into a contract of sale, and such sale or contract of sale may, without further notice, be made at the time and place to which the sale or contract of sale was so adjourned. The Mortgagee shall not be obligated to make any sale of the Vessel if it shall determine not to do so, regardless of the fact that notice of sale may have been given. Any sale may be conducted without bringing the Vessel to the place designated for such sale and in such manner as the Mortgagee may deem to be for the best advantage of the Mortgagee.

                  (5) Instruct the Owner to terminate any existing management agreements affecting the Vessel, and the Owner shall, upon the giving of such instructions by the Mortgagee, immediately terminate any such management agreements and shall appoint other managers satisfactory to the Mortgagee and upon terms and conditions satisfactory to the Mortgagee.

                  (6) Instruct the Owner to make application, if relevant, to the United States Maritime Administration ("MarAd") for permission of
                                                     -----
         MarAd to sell or transfer the Vessel foreign for purposes of scrapping of the Vessel or other purposes requiring such permission, and the Owner shall, upon the giving of such instructions by the Mortgagee, immediately apply for such permission of MarAd.

         ss.2.2. Finality of Sale. Any sale of the Vessel made in pursuance of
                 ----------------
this Mortgage, whether by exercise of the power of sale granted herein or by virtue of any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Owner therein and thereto, and shall bar the Owner, its successors and assigns, and all persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof. In the case of any such sale, any purchaser who is the holder of any of the Obligations shall be entitled, for the purpose of making settlement or payment for the property purchased and subject to the sharing provisions among the Purchasers set forth in the Intercreditor Agreement, to apply the balance due under the Note Agreement or a part thereof as part or all of the purchase price to the extent of the amount remaining due and unpaid thereon. At any such sale, the holder of any Obligations may bid for and purchase such property and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

         ss.2.3. Appointment of Attorney. (a) The Mortgagee is hereby appointed
                 -----------------------
attorney-in-fact of the Owner, with full power of substitution, upon the occurrence of any event of default, to make application, if relevant, to MarAd for permission of MarAd to sell or transfer the Vessel foreign.

         (b) The Mortgagee is hereby appointed attorney-in-fact of the Owner, with full power of substitution, upon the occurrence of any event of default, to execute and deliver to any purchaser upon any sale of the Vessel made in pursuance of this Mortgage, whether by exercise of the power of sale granted herein or by virtue of any judicial proceedings, and is hereby vested with full power and authority to make, in the name and in behalf of the Owner, a good conveyance of the title to the Vessel when so sold. In the event of any sale of the Vessel by exercise of any power herein contained, the Owner will, if and when required by the Mortgagee, execute such form of conveyance of the Vessel as the Mortgagee may direct or approve.

         (c) The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Owner, with full power of substitution, upon the occurrence of any event of default, in the name of the Owner to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freights, hire, earnings, issues, revenues, income and profits of the Vessel, including all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due at the time of the occurrence of any event of default in respect of the Vessel, or in respect of any insurance thereon, from any person whomsoever, and to make, give and execute in the name of the Owner acquittance, receipts, releases or other discharges for the same, whether under seal or otherwise, to take possession of, sell or otherwise dispose of or manage or employ the Vessel, to execute and deliver charters and a bill of sale with respect to the Vessel and to endorse and accept in the name of the Owner all checks, note, drafts, warrants, agreements and other instruments in writing with respect to the foregoing.

         ss.2.4. Additional Rights. Whenever any right to enter and take
                 -----------------
possession of the Vessel accrues to the Mortgagee, it may require the Owner to deliver and the Owner shall on demand, at its own cost and expense, deliver the Vessel to the Mortgagee. If any legal proceedings shall be taken to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessel and the freights, hire, earnings, issues, revenues and profits due or to become due and arising from the operation thereof.

         ss.2.5. Release of Liens. The Owner authorizes and empowers the
                 ----------------
Mortgagee or its appointees or any of them to appear in the name of the Owner, its successors and assigns, in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of any alleged lien against the Vessel from which the Vessel has not been released and to take such proceedings as to them may seem proper toward the defense of such suit, and the purchase or discharge of such lien, and all expenditures made or incurred by them for the purpose of such defense or purchase or discharge shall be a debt due from the Owner, its successors and assigns, to the Mortgagee and shall be secured by the lien of this Mortgage.

         ss.2.6. Cumulative Remedies; No Waiver. Each and every power and remedy
                 ------------------------------
herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy, whether herein given or otherwise existing, may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other consistent or inconsistent power or remedy. No delay or omission by the Mortgagee in the exercise of any right or power or in the prosecution of any remedy accruing upon any event of default shall impair any such right, power or remedy or be construed to be a waiver of any such event of default or to be an acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment maturing after any event of default or of any payment on account of any past default be construed to be a waiver of any right arising out of any future event of default or of any past event of default not completely cured thereby. In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then, and in every such case, the Owner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

         ss.2.7. Offers to Cure. If at any time after the occurrence of an event
                 --------------
of default and prior to the actual sale of the Vessel by the Mortgagee or prior to commencement of any foreclosure proceedings, the Owner offers to cure completely all events of default and to pay all expenses and advances to the Mortgagee consequent on such event of default, with interest at the rate of interest for overdue amounts due on the Series A Notes, then the Mortgagee may, if it in its sole discretion so elects, accept such offer and payment and restore the Owner to its former position, but such action shall not affect any subsequent event of default or impair any rights consequent thereon.

         ss.2.8. Application of Proceeds. In the event of any taking of the
                 -----------------------
Vessel by the Mortgagee or any sale of the Vessel under any of the powers herein specified, the proceeds of any such sale and the net earnings of any charter operation or other use of the Vessel by the Mortgagee under any such power, together with any and all moneys received by the Mortgagee pursuant to or under the terms of this Mortgage or in any proceedings hereunder or with respect hereto, the application of which has not elsewhere herein been specifically provided for, shall be applied as set forth in the Intercreditor Agreement.

         ss.2.9. Further Assurances. In the event that this Mortgage or any
                 ------------------
provision hereof, shall be deemed invalid in whole or in part by reason of any present or future law or any decision of any court having jurisdiction, or if the documents at any time held by the Mortgagee be deemed by the Mortgagee for any reason insufficient to carry out the provisions, true intent or spirit of this Mortgage, then, from time to time, the Owner will execute, on its own behalf, such other and further assurances and documents as in the opinion of the Mortgagee may be required more effectually to subject the Vessel to the payment of the principal sum of the Obligations as herein provided, and to the performance of the terms and provisions of the Notes, the Note Agreement and this Mortgage.

         ss.2.10. Severability. Any provision of this Mortgage which is
                  ------------
prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

         ss.2.11. Requisition of Title, Use. (a) In the event that the title or
                  -------------------------
ownership of the Vessel shall be requisitioned, purchased or taken by any government of any country or any department, agency or representative thereof, pursuant to any present or future law, proclamation, decree, order or otherwise, the lien of this Mortgage shall be deemed to attach to the claim for compensation therefor, and the compensation, purchase price, reimbursement or award for such requisition, purchase or other taking of such title or ownership is hereby agreed to be payable to the Mortgagee, who shall be entitled to receive the same and shall apply it as provided in the Note Agreement. In the event of any such requisitioning, purchasing or taking of the Vessel, and the failure of the Mortgagee to receive proceeds as herein provided, the Owner shall promptly execute and deliver to the Mortgagee such documents, if any, and shall promptly do and perform such acts, if any, as in the opinion of the Mortgagee may be necessary or useful to facilitate or expedite the collection by the Mortgagee of such part of the compensation, purchase price, reimbursement or award as is payable to it hereunder.

         (b) In the event that any government of any country or any department, agency or representative thereof shall not take over the title or ownership of the Vessel but shall requisition, charter or in any manner take over the use of the Vessel pursuant to any present or future law, proclamation, decree, order or otherwise and shall, as a result of such requisitioning, chartering or taking of the use of the Vessel pay or become liable to pay sums by reason of the loss of or injury to or depreciation of the Vessel, any such sum is hereby made payable to the Mortgagee, who shall apply it as provided in the Intercreditor Agreement. In the event of any such requisitioning, chartering or taking of the use of the Vessel, the Owner shall promptly execute and deliver to the Mortgagee such documents, if any, and shall promptly do and perform such acts, if any, as in the reasonable opinion of the Mortgagee may be necessary or useful to facilitate or expedite the collection by the Mortgagee of such claims arising out of the requisitioning, chartering or taking of the Vessel.

                                   ARTICLE III
                            SATISFACTION OF MORTGAGE

         ss.3.1. Satisfaction of Mortgage. If the Owner shall indefeasibly pay
                 ------------------------
and discharge the entire indebtedness secured hereby by well and truly paying or causing to be paid the principal of and interest due on the Notes and all other Obligations as and when the same becomes due and payable and if the Owner shall also indefeasibly pay or cause to be paid all other sums payable hereunder by the Owner, then this Mortgage and the lien, rights and interest hereby granted shall cease, determine and become null and void, and the Mortgagee shall, at the request of the Owner, execute and deliver such instrument or instruments of release or satisfaction as may be necessary to satisfy and discharge the lien hereof; and forthwith the estate, right, title and interest of the Mortgagee in and to all property subject to this Mortgage shall thereupon cease, determine and become null and void.

                                   ARTICLE IV
                                SUNDRY PROVISIONS

         ss.4.1. Filing Clause. For the purposes of filing this First Preferred
                 -------------
Ship Mortgage, as required by Chapter 313 of Title 46 United States Code, the total principal amount of the direct or contingent obligations that are or may be secured by the Mortgage is ONE HUNDRED TWENTY MILLION DOLLARS AND NO/100 CENTS ($120,000,000.00), excluding interest, expenses, fees, Yield Maintenance Amounts, and any additional amounts for which the Owner may become liable in connection with the performance of the covenants of this Mortgage, the Notes, and the Note Agreement. The discharge amount is the same as the total amount.

         ss.4.2. Successors and Assigns. All of the covenants, promises,
                 ----------------------
stipulations and agreements of the Owner in this Mortgage contained shall bind the Owner and its successors and assigns and shall inure to the benefit of the Mortgagee and its successors and assigns; provided, that the Owner shall not
                                          --------
assign or transfer any of its rights or obligations hereunder.

         ss.4.3. Agents. Wherever and whenever herein any right, power or
                 ------
authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act or acts of the Mortgagee hereunder.

         ss.4.4. Notices. Any notice, request, demand, direction, consent or
                 -------
waiver or other documents in respect of this Mortgage shall be sufficient for every purpose if in writing and sent either by telegram or letter (delivered by hand or sent by registered or certified mail, return receipt requested, postage prepaid), addressed as follows:

         (a) To the Owner:

             Matson Navigation Company, Inc.
             555 12th Street
             Oakland, CA 94607
             Attention: Chief Financial Officer


         (b) To the Mortgagee:

             The Prudential Insurance Company of America, as Collateral Agent 4 Embarcadero Center, Suite 2700
             San Francisco, CA 94111
             Attention: Managing Director

Any notice, request or communication hereunder shall be deemed to have been given in the case of a letter, when delivered by hand at the address provided in this Section or three (3) days after having been deposited in the mail with first class postage prepaid, addressed as aforesaid, or in the case of a telegram, when delivered by the telegraph company, or in the case of a telex, when dispatched, to the telex number provided for in this Section and the appropriate answerback is received or, in the case of a telecopy, at the time of dispatch thereof, if in the normal business hours in the state or country where received or otherwise at the opening of business on the next succeeding business day. Any party may change the person or address to whom or which the notices are to be given hereunder, by notice duly given hereunder.

         ss.4.5. No Waiver of Preferred Status. Notwithstanding anything
                 -----------------------------
contained in this Mortgage to the contrary, nothing herein shall waive the preferred status of this Mortgage and if any provision herein shall be construed to waive such status, then such provision shall to the extent so construed be void and of no effect.

         ss.4.6. Indemnity. The Owner assumes liability for, and agrees to
                 ---------
indemnify and hold the Mortgagee harmless from, all claims, costs, expenses (including reasonable legal fees and expenses), damages and liabilities arising from or pertaining to this Mortgage or the ownership, use, possession or operation of the Vessel; provided, that the Owner shall have no obligation
                         --------
hereunder for indemnified liabilities arising from the gross negligence or willful misconduct of the Mortgagee. The agreements and indemnities contained in this Section shall survive the maturity or earlier discharge of this Mortgage and payment in full of the Obligations.

         ss.4.7. Consent to Forum. THE OWNER HEREBY IRREVOCABLY CONSENTS AND
                 ----------------
AGREES THAT ANY LEGAL ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR IN ANY WAY IN CONNECTION WITH THIS MORTGAGE MAY BE INSTITUTED OR BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA, AS THE MORTGAGEE MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS MORTGAGE, THE OWNER HEREBY IRREVOCABLY ACCEPTS AND SUBMITS TO, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT, AND TO ALL PROCEEDINGS IN SUCH COURTS. THE OWNER IRREVOCABLY CONSENTS TO SERVICE OF ANY SUMMONS AND/OR LEGAL PROCESS BY REGISTERED OR CERTIFIED UNITED STATES MAIL, POSTAGE PREPAID, TO THE OWNER AT ITS ADDRESS AS SET FORTH IN SECTION 4.4 OF ARTICLE IV HEREOF, SUCH METHOD OF SERVICE TO CONSTITUTE, IN EVERY RESPECT, SUFFICIENT AND EFFECTIVE SERVICE OF PROCESS IN ANY SUCH LEGAL ACTION OR PROCEEDING. NOTHING IN THIS MORTGAGE SHALL AFFECT THE RIGHT OF THE MORTGAGEE TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR LIMIT THE RIGHT OF THE MORTGAGEE TO BRING ACTIONS, SUITS OR PROCEEDINGS WHETHER IN REM, IN PERSONAM, IN LAW, EQUITY,
                                      -- ---  -- --------
ADMIRALTY OR OTHERWISE IN THE COURTS OF ANY OTHER JURISDICTION. THE OWNER FURTHER AGREES THAT FINAL JUDGMENT AGAINST IT IN ANY SUCH LEGAL ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION, WITHIN OR OUTSIDE THE UNITED STATES OF AMERICA, BY SUIT ON THE JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF THE LIABILITY.

         ss.4.8. Governing Law. The Mortgage shall be governed by and construed
                 -------------
under Chapter 313 of Title 46 United States Code, to the extent applicable, and otherwise in accordance with the laws of the State of New York.


                            (SIGNATURE PAGE FOLLOWS)

         IN WITNESS WHEREOF, the Owner has executed this First Preferred Ship Mortgage for the M.V. MANULANI on the day and year first above written.


                              MATSON NAVIGATION COMPANY, INC.,
                                                     as Owner



                              By: /s/ Matthew J. Cox
                                  -------------------------
                                  Name:   Matthew J. Cox
                                  Title:  Senior Vice President &
                                          Chief Financial Officer



                                 ACKNOWLEDGMENT
                                 --------------


STATE OF CALIFORNIA      )
                         ) ss:
COUNTY OF ALAMEDA        )


         On this 17th day of May, 2005, before me, a Notary Public in and for the State of California, City and County of Alameda, personally appeared Matthew
J. Cox, duly known to me to be the Senior Vice President and Chief Financial Officer of Matson Navigation Company, Inc., a Hawaii corporation, the entity described herein, who executed the First Preferred Ship Mortgage annexed hereto, and who acknowledged to me that he executed said Mortgage on behalf of said entity by the authority set forth in the documents constituting and governing such entity.

         WITNESS my hand and official seal.

                                /s/ April Gee
                                -------------------------
                                Notary Public



My commission expires:  November 7, 2005.

                                                                      EXHIBIT 1
                                                                      ---------


             AMENDED AND RESTATED NOTE AGREEMENT (WITHOUT EXHIBITS)
             ------------------------------------------------------